Exhibit 99.1

Brookdale Announces Completion of Financing Transaction

Nashville, Tenn., Aug. 31, 2017 – Brookdale Senior Living Inc. (NYSE: BKD) announced today that the Company entered into a credit facility with Jones Lang LaSalle Multifamily, LLC providing $975.0 million in loans pursuant to Fannie Mae’s DUS Program. The credit facility refinanced $618.9 million of outstanding mortgage debt, including $389.9 million of debt which was scheduled to mature in 2018.

Lucinda M. Baier, Brookdale’s Chief Financial Officer, commented, “We are pleased with the progress that we have made on our previously discussed plan to refinance our 2018 maturities and build liquidity. We plan to repay our largest remaining outstanding 2018 maturity, our $316.3 million of convertible senior notes, using cash on hand. Our 2017 refinancing activities have improved our risk profile by extending a majority of our 2018 maturities while increasing our liquidity and providing flexibility.”

The loans are secured by first mortgages on 51 communities. Sixty percent of the principal amount bears interest at a fixed rate, with one half of such amount bearing interest at 4.43% and maturing in 2024 and the other one half bearing interest at 4.47% and maturing in 2027. Forty percent of the principal amount bears interest at a variable rate equal to the 30-day LIBOR plus a margin of 241.5 basis points and matures in 2027. The facility includes certain “borrow-up” and substitution provisions, as well as flexibility for expansion of, and repositioning of services provided at, the mortgaged properties.

About Brookdale Senior Living

Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States. The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,039 communities in 46 states and the ability to serve approximately 102,000 residents as of June 30, 2017. Through its ancillary services program, the Company also offers a range of outpatient therapy, home health and hospice services. Brookdale's stock is traded on the New York Stock Exchange under the ticker symbol BKD.

Safe Harbor

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our ability to secure financing or repay, replace or extend existing debt at or prior to maturity. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “plan” or other similar words or expressions. These forward-looking statements are based on certain assumptions and expectations, and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; our inability to extend (or refinance) debt (including our credit and letter of credit facilities and our outstanding convertible notes) as it matures; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our ability to obtain additional capital on terms acceptable to us; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release. We cannot guarantee future results, levels of activity, performance or achievements, and we expressly disclaim any obligation to release publicly any updates or revisions to any of these forward-looking statements to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact

Brookdale Senior Living Inc.
Investors: Ross Roadman
(615) 564-8104
rroadman@brookdale.com